--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         AFFILIATED MANAGERS GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               DELAWARE                                       04-3218510
               --------                                       ----------
(STATE OF INCORPORATION OR ORGANIZATION)                   (I.R.S. EMPLOYER
                                                           IDENTIFICATION NO.)


           600 HALE STREET
     PRIDES CROSSING, MASSACHUSETTS                              01965
     ------------------------------                              -----
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           Title of each class                 Name of each exchange on which
           to be so registered                 each class is to be registered
           -------------------                 ------------------------------
              Income Prides                     The New York Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-74558 (IF APPLICABLE)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                               ------------------
                                (TITLE OF CLASS)

--------------------------------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The description of the Income Prides (the "Prides") of Affiliated Managers Group, Inc. (the "Company") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of the Debt Securities" and "Description of the Stock Purchase Contracts and the Stock Purchase Units" in the Registration Statement on Form S-3 of the Company (Registration No. 333-74558) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Prides shall be deemed to be incorporated herein by reference.

ITEM 2.           EXHIBITS.

                    3.1 Amended and Restated Certificate of Incorporation incorporated by reference to Affiliated Managers Group, Inc.'s Registration Statement on Form S-1 (No. 333-34679), filed August 29, 1997, as amended.

                    3.2. Amended and Restated By-laws of Affiliated Managers
                         Group, Inc. incorporated by reference to Affiliated Managers Group, Inc.'s Registration Statement on Form S-1 (No. 333-34679), filed August 29, 1997, as amended.

                    4.1. Registration Statement on Form S-3 (Registration
                         Statement No. 333-74558) filed with the Securities and Exchange Commission on December 5, 2001 by Affiliated Mangers Group, Inc., is incorporated by reference.

                    4.2 Underwriting Agreement dated as of December 18, 2001 by and among Affiliated Managers Group, Inc.,
                         Merrill Lynch and Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several underwriters listed in the Schedule A thereto.

                    4.3 Form of Senior Indenture. Incorporated by reference to Affiliated Managers Group, Inc.'s Registration Statement on Form S-3 (No. 333-74588), filed with the Securities and Exchange Commission on December 5, 2001.

                    4.4  Form of Supplemental Indenture.

                    4.5. Form of Purchase Contract Agreement.

                    4.6. Form of Pledge Agreement.

                    4.7  Form of Remarketing Agreement.

                    4.8. Specimen of Income Prides.

                    4.9. Specimen of Growth Prides.

                   4.10. Specimen of 6% Senior Note.

                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        AFFILIATED MANAGERS GROUP, INC.


Date:  December 20, 2001                 By: /s/ Darrell W. Crate
                                             -----------------------------------
                                             Darrell W. Crate
                                             Executive Vice President
                                                 and Chief Financial Officer